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                                                                     14


                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings


                                          Three months ended March 31,
                                          ----------------------------
                                               1997          1996
                                            ----------    ----------
Primary
-------
Earnings from continuing operations       $ 10,741,000     8,733,000
Discontinued operations                              -      (237,000)
                                            ----------    ----------
Net earnings                              $ 10,741,000     8,496,000
                                            ==========    ==========
Common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding during
   the period                               19,836,904    19,821,991
  Assumed exercise of stock
   options                                      62,605        49,625
                                            ----------    ----------
                                            19,899,509    19,871,616
                                            ==========    ==========
Earnings per share:
Earnings from continuing operations       $        .54           .44
Discontinued operations                   $          -          (.01)
Net earnings                              $        .54           .43


Fully diluted
-------------
Earnings from continuing operations       $ 10,741,000     8,733,000
Discontinued operations                              -      (237,000)
                                            ----------    ----------
Net earnings                              $ 10,741,000     8,496,000
                                            ==========    ==========
Common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding during
   the period                               19,836,904    19,821,991
  Assumed exercise of stock
   options                                      82,671        59,972
                                            ----------    ----------
                                            19,919,575    19,881,963
                                            ==========    ==========
Earnings per share:
Earnings from continuing operations       $        .54           .44
Discontinued operations                   $          -          (.01)
Net earnings                              $        .54           .43

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